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EXHIBIT 10.65

                                                               EXECUTION VERSION


     SILVER POINT FINANCE, LLC                          J. ARON & COMPANY
        Two Greenwich Plaza                              85 Broad Street
    Greenwich, Connecticut 06830                     New York, New York 10044



August 24, 2007

Pacific Energy Resources Ltd.
111 West Ocean Blvd., Suite 1240
Long Beach, California 90802
Attention:  Darren Katic, President

           Re:  Financing Exclusivity and Right of First Refusal
                ------------------------------------------------

Dear Mr. Katic:

                  This letter memorializes certain of the rights of Silver Point Finance, LLC and its affiliates ("Silver Point") and J. Aron & Company and its affiliates ("J. Aron") in connection with financing to be provided pursuant to
(i) that certain First Lien Credit Agreement (the "FIRST LIEN CREDIT AGREEMENT") dated of even date herewith, among Pacific Energy Alaska Operating LLC, a limited liability company organized under the laws of the State of Delaware (the "BORROWER"), Pacific Energy Alaska Holdings, LLC, a limited liability company organized under the laws of the State of Delaware ("HOLDINGS"), the lenders from time to time party thereto, Silver Point Finance, LLC, as the administrative agent, collateral agent, sole lead arranger, sole bookrunner and syndication agent, and J. Aron & Company as documentation agent and (ii) that certain Second Lien Credit Agreement (the "SECOND LIEN CREDIT AGREEMENT) dated of even date herewith, among the Borrower, Holdings, the lenders from time to time party thereto, Silver Point Finance, LLC, as the administrative agent, collateral agent, sole lead arranger, sole bookrunner and syndication agent, and J. Aron & Company as documentation agent. As a condition to Silver Point and J. Aron entering into the First Lien Credit Agreement and Second Lien Credit Agreement, Silver Point and J. Aron shall have the exclusive right to structure, arrange, syndicate and provide senior secured, second lien, unsecured, subordinated, mezzanine or other debt financing (other than first lien working capital facilities) for the Company and its subsidiaries and affiliates during the period commencing on the Closing Date and ending on the earlier of February 24, 2009 or the date on which all Obligations under and as defined in the Second Lien Credit Agreement have been indefeasibly paid in full in cash, such right to be shared equally between Silver Point and J. Aron; provided that Silver Point shall have the exclusive right to be designated "lead left" on all marketing materials so long as the economics are shared equally with J. Aron. Additionally, if at any time prior to the third anniversary of the Closing Date and during which Obligations under and as defined in the Second Lien Credit Agreement remain outstanding the Company receives a bona fide offer from any person (a "THIRD PARTY") to structure, arrange, syndicate or provide any debt financing (including first lien working capital facilities) for the Company and its subsidiaries and affiliates (a "THIRD-PARTY OFFER"), which the Company desires to accept, the Company shall cause such Third-Party Offer to be reduced


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to writing and shall notify in writing (the "FINANCING NOTICE") Silver Point and
J. Aron of the Company's desire to accept the Third-Party Offer. The Financing Notice shall contain an irrevocable offer to Silver Point and J. Aron to match the Third-Party Offer on the same terms and conditions as set forth in the Third-Party Offer, and shall be accompanied by a true and complete copy of the Third-Party Offer and its terms. At any time prior to the expiration of ninety
(90) days after the date of receipt by Silver Point and J. Aron of the Financing Notice, Silver Point and J. Aron shall have the right to structure, arrange, syndicate or provide debt financing to the Company on terms and conditions no worse than the terms and conditions set forth in the Third-Party Offer, such right to be shared equally between Silver Point and J. Aron; provided that Silver Point shall have the exclusive right to be designated "lead left" on all marketing materials so long as the economics are shared equally with J. Aron.
If, within fifteen (15) days of the Company's delivery of a Financing Notice, neither Silver Point nor J. Aron has notified the Company in writing of a desire to exercise such right of first refusal, the Company may accept the Third-Party Offer on the terms set forth in the Financing Notice and Third-Party Offer.


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                  Please acknowledge Pacific Energy's agreement with the
foregoing by countersigning this letter on behalf of Pacific Energy as set forth below.

                                          Very truly yours,




                                          Silver Point Finance, LLC

                                          By: /s/ Richard Petrilli
                                             -----------------------------------
                                          Name: Richard Petrilli
                                          Title: Authorized Signatory


                                          J. Aron & Company

                                          By: /s/ Donna Mansfield
                                             -----------------------------------
                                          Name: Donna Mansfield
                                          Title: Attorney In Fact


Agreed and Accepted:
--------------------

Pacific Energy Resources Ltd.

By: /s/ Darren Katic
   --------------------------------
Name: Darren Katic
Title: President


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